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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):     JULY 14, 2006

                            SUPERIOR GALLERIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

            0-27121                                    35-2208007
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    (Commission File Number)               (IRS Employer Identification No.)


9478 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA            90212
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         (Address of Principal Executive Offices)               (Zip Code)

                                 (310) 203-9855
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The disclosures in Item 5.01 are hereby incorporated by reference.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

          On July 14, 2006, Superior Galleries, Inc., a Delaware corporation, and DGSE Companies, Inc., a Nevada corporation ("DGSE"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"). The Merger Agreement contemplates that DGSE Merger Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of DGSE, will merge with and into Superior Galleries. Superior Galleries would survive the merger as a wholly-owned subsidiary of DGSE, and each share of Superior Galleries common stock would be exchanged for a number of shares of DGSE common stock equal to a fraction, the numerator of which is equal to the quotient of $14,000,000 divided by the lesser of (A) $3.25 and (B) the greater of (1) the twenty day volume-weighted closing sale price on the principal trading exchange for shares of DGSE common stock as of the closing date and (2) $1.90, and the denominator of which equals the number of shares of common stock of Superior Galleries outstanding on the closing date. Accordingly, the maximum number of shares of DGSE common stock to be issued is 7,368,421, and the minimum number of shares to be issued is 4,307,692.

          Pursuant to the Merger Agreement, fifteen percent (15%) of the number of shares of DGSE common stock to be issued at the closing of the merger will be deposited in an escrow account as security for the payment of indemnification claims made under the Merger Agreement in the event Superior's representations and warranties concerning its capitalization are inaccurate. The escrow will expire one year after the consummation of the merger. The stockholder agent, which will initially be Stanford International Bank, Ltd., will have the exclusive right to defend the escrow against claims made by DGSE or its related parties on behalf of the Superior stockholders.

          Consummation of the merger is subject to certain closing conditions, including, among others, stockholder approval of the merger agreement; DGSE stockholder approval of an increase in the number of authorized shares of common stock of DGSE; absence of governmental restraints; effectiveness of a Form S-4 registration statement registering the shares of DGSE common stock to be issued as merger consideration; entry into the conversion and exchange agreement (described below); entry into new employment agreements with Dr. L.S. Smith, the chairman and chief executive officer of DGSE, and William H. Oyster, a director and the president and chief operating officer of DGSE; entry into an agreement regarding terms of employment with Silvano DiGenova; the accuracy of representations and certifications; and the provision by a Stanford affiliate of a new secured credit facility of $11.5 million to Superior. The merger agreement allows DGSE and Superior to terminate the merger agreement upon the occurrence (or non-occurrence) of certain events. DGSE and Superior expect the acquisition to close late in October 2006, subject to the satisfaction or waiver of the various closing conditions in the merger agreement.

          Following the effective time of the merger, DGSE's board of directors will be comprised of the following individuals: Dr. Smith; Mr. Oyster; a current director of Superior to be designated by Superior; two current "independent" directors of the DGSE board; and two "independent" directors to be designated by Stanford. In connection with the closing, Stanford and Dr. Smith will enter into

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a corporate governance agreement with DGSE. Pursuant to this agreement, for so long as Stanford and its affiliates beneficially own at least 15% of the outstanding DGSE common shares, Stanford will have the right to nominate two "independent" directors to the DGSE board; for so long as Dr. Smith and his affiliates and immediate family beneficially own at least 10% of the outstanding DGSE common shares, Dr. Smith will have the right to nominate two "independent" directors to the DGSE board; for so long as Dr. Smith is an executive officer of DGSE, he will have the right to be nominated to the DGSE board; and for so long as William H. Oyster is an executive officer of DGSE, he will have the right to be nominated to the DGSE board. The DGSE board will consist of seven members.

          The Merger Agreement provides that at or prior to closing Superior Galleries will enter into a Conversion and Exchange Agreement with Stanford International Bank, Ltd. ("SIBL"), Stanford Financial Group Company ("SFG") and Silvano DiGenova. Pursuant to the Conversion and Exchange Agreement, prior to the closing of the merger SIBL will convert and exchange all of its shares of preferred stock, which includes (i) 3,000,000 shares of the Series B $1.00 Convertible Preferred Stock; (ii) 2,000,000 shares of the Series D $1.00 Convertible Preferred Stock; and (iii) 2,500,000 shares of the Series E $1.00 Convertible Preferred Stock, into an aggregate of 3,600,806 shares of common stock of Superior Galleries pursuant to Section 4(2) of the Securities Act of 1933, as amended. In addition, SFG will convert $5,500,000 in debt into common stock of Superior Galleries, Inc. at a conversion ratio of $2.00. If Superior's stockholders equity, after giving pro forma effect to the conversion of the preferred shares, described above, is less than $5,751,000, then SFG will convert additional debt, in the amount of such deficit, into common stock. Finally, Silvano DiGenova will convert his 400,000 shares of Series B $1.00 Convertible Preferred Stock into 202,330 shares of common stock of Superior Galleries, Inc. All of the shares of common stock of Superior Galleries to be issued pursuant to the Conversion and Exchange Agreement will be issued pursuant to current conversion rights under the terms of the preferred shares.

          As a part of the transaction, Superior will restructure its outstanding indebtedness to Silvano DiGenova. Under the terms of the revised promissory note, the principal amount of the note shall be set to the current outstanding principal amount of $500,000, the maturity date of the note will be extended to December 31, 2007 payable in five equal quarterly installments and the interest rate shall be set to the prime rate plus one percent.

          As a result of the contemplated transaction, DGSE's primary shareholder, Dr. L. S. Smith, will beneficially own between approximately 18% and 24% of the total common shares of DGSE, and Superior's primary shareholder, Stanford International Bank, will beneficially own between approximately 29% and 38% of the total common shares of DGSE

          The consummation of the merger is subject to the adoption by the stockholders of Superior Galleries of the Merger Agreement, the approval by the stockholders of DGSE of the issuance of shares of DGSE common stock in the merger, and other customary closing conditions.

          The above description of the merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. Copies of the Merger Agreement and a press release issued by Superior Galleries and DGSE on July 17, 2006 are attached as exhibits and incorporated by reference into this Form 8-K.


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ADDITIONAL INFORMATION AND WHERE TO FIND IT

          In connection with the proposed acquisition, Superior and DGSE intend to file relevant materials with the SEC. DGSE intends to file a registration statement on Form S-4, which will contain a prospectus and related materials to register the DGSE common stock to be issued in the merger, and a joint proxy statement, which Superior and DGSE plan to mail to their respective stockholders in connection with the approval of the proposed merger by their respective stockholders. The registration statement and the joint proxy statement/prospectus included therein will contain important information about Superior, DGSE, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. Investors and security holders will be able to obtain free copies of this document (when it becomes available) and other documents filed with the SEC at the SEC's web site at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

PARTICIPATION IN SOLICITATIONS

          Superior and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Superior in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Superior's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 6, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Superior by contacting Superior Investor Relations at (800) 421-0754.

          DGSE and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Superior in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in DGSE's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 23, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from DGSE by contacting DGSE Investor Relations at (972) 484-3662.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.

                  Exh. No. Descriptionx
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                  2.1      Agreement and Plan of Merger and Reorganization dated
                           as of July 14, 2006, by and among DGSE Companies, Inc., DGSE Merger Corp., Superior Galleries, Inc and Stanford International Bank, Ltd., as Stockholder Agent.

                  99.1     Superior Press Release dated July 17, 2006.

                  99.2     DGSE Press Release dated July 17, 2006.


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                   EXHIBITS FILED WITH THIS REPORT ON FORM 8-K


                  Number   Description
                  ------   -----------


                  2.1 Agreement and Plan of Merger and Reorganization dated as of July 14, 2006, by and among DGSE Companies, Inc., DGSE Merger Corp., Superior Galleries, Inc and Stanford International Bank, Ltd., as Stockholder Agent.

                  99.1     Superior Press Release dated July 17, 2006.

                  99.2     DGSE Press Release dated July 17, 2006.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 2006                                SUPERIOR GALLERIES, INC.


                                                     By: /s/ Silvano DiGenova
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                                                         Silvano DiGenova,
                                                         Chief Executive Officer


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